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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ValueClick, Inc. of our report dated March 21, 2002 relating to the financial statements, which appears in Be Free, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 21, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS